Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2021 relating to the financial statements of Xponential Fitness LLC appearing in Registration Statement No. 333-257443 on Form S-1 of Xponential Fitness, LLC.

/s/ Deloitte & Touche LLP

Costa Mesa, California

July 26, 2021